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                                                                     EXHIBIT 1.2
                               PRICING AGREEMENT

Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004.

                                                                  April 23, 2002
Ladies and Gentlemen:

        Lone Star Technologies, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated April 23, 2002 (the "Underwriting Agreement"), between the Company on the one hand and Goldman, Sachs & Co. on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Shares specified in Schedule II hereto (the "Designated Shares" consisting of Firm Shares and any Optional Shares the Underwriters may elect to purchase). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Shares which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Shares pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth in Schedule II hereto.

        An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Shares, in the form heretofore delivered to you is now proposed to be filed with the Commission.

        Subject to the terms and conditions set forth herein (including the schedules hereto) and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and, (b) in the event and to the extent that the Underwriters shall



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exercise the election to purchase Optional Shares, as provided below, the
Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company at the purchase price to the Underwriters set forth in Schedule II hereto that portion of the number of Optional Shares as to which such election shall have been exercised.

        The Company hereby grants to each of the Underwriters the right to purchase at their election up to the number of Optional Shares set forth opposite the name of such Underwriter in Schedule I hereto on the terms referred to in the paragraph above for the sole purpose of covering sales of shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares may be exercised by written notice from the Representatives to the Company given within a period of 30 calendar days after the date of this Pricing Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Representatives, but in no event earlier than the First Time of Delivery or, unless the Representatives and the Company otherwise agree in writing, no earlier than two or later than ten business days after the date of such notice.


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        If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.


                                        Very truly yours,

                                        LONE STAR TECHNOLOGIES, INC.

                                             By: /s/ Robert F. Spears
                                                --------------------------------
                                                Name: Robert F. Spears
                                                Title: Vice President, General
                                                       Counsel and Secretary


Accepted as of the date hereof:

GOLDMAN, SACHS & CO.

By: /s/ Goldman, Sachs & Co.
   ------------------------------------
   Name: Goldman, Sachs & Co.
   Title:


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                                    SCHEDULE I

                                                                                  MAXIMUM NUMBER
                                                                                   OF OPTIONAL
                                                                   NUMBER OF       SHARES WHICH
                                                                  FIRM SHARES         MAY BE
                        UNDERWRITER                             TO BE PURCHASED      PURCHASED
                        -----------                             ---------------      ---------
Goldman, Sachs & Co............................................    3,250,000          487,500



















                                                                   ---------          -------
                        Total..................................    3,250,000          487,500
                                                                   =========          =======


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                                   SCHEDULE II

TITLE OF DESIGNATED SHARES:
        Common Stock
NUMBER OF DESIGNATED SHARES:
        Number of Firm Shares:  3,250,000
        Maximum Number of Optional Shares: 487,500
INITIAL OFFERING PRICE TO PUBLIC:
        $26.00 per Share
PURCHASE PRICE BY UNDERWRITERS:
        $25.52 per Share
FORM OF DESIGNATED SHARES:
        Definitive form, to be made available for checking at least twenty-four hours prior to the Time of Delivery at the office of The Depository Trust Company or its designated custodian
SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:
        Federal (same-day) funds
BLACKOUT PROVISIONS
        During the period beginning on the date hereof and continuing to and including the 90th day thereafter the Company agrees not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Designated Shares, including but not limited to shares of the Company's common stock, any securities that are convertible into or exchangeable for, or that represent the right to receive, shares of the Company's common stock or any such substantially similar securities (other than (A) pursuant to employee stock option plans existing on, or upon the conversion of convertible or exchangeable securities outstanding as of, the date hereof; (B) up to 3.5 million shares of the Company's common stock in the aggregate in connection with any issuance of equity securities directly to Cargill Incorporated and/or its affiliates (considered a sole entity) as partial consideration for the Company's proposed acquisition of the assets of the Tubular Products Division of North Star Steel Company; or (C) in the event the Company issues less than 2.5 million shares of its common stock in the aggregate pursuant to the immediately preceding clause (B), up to 1.0 million shares of its common stock, in the aggregate, directly to the seller or an affiliate of the seller as consideration for one or more acquisitions by the Company) without the prior written consent of Goldman, Sachs & Co.

        Prior to the Time of Delivery specified below, Alpine Capital, L.P., Keystone, Incorporated and each director and executive officer of the Company shall have delivered to Goldman, Sachs & Co. their written agreements, in form and substance



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        satisfactory to Goldman, Sachs & Co., dated as of the date hereof, not to offer, sell, contract to sell or otherwise dispose of any securities of the Company that are substantially similar to the Designated Shares, including but not limited to shares of the Company's common stock, any securities that are convertible into or exchangeable for, or that represent the right to receive, shares of the Company's common stock or any such substantially similar securities during the period beginning on the date hereof and continuing to and including the 90th day thereafter without the prior written consent of Goldman, Sachs & Co.

TIME OF DELIVERY:
        9 a.m. (New York City time), April 26, 2002.
CLOSING LOCATION:
        Debevoise & Plimpton
        919 Third Avenue
        New York, New York 10022
NAMES AND ADDRESSES OF REPRESENTATIVES:
        Designated Representatives:
                Goldman, Sachs & Co.
                85 Broad Street
                New York, New York  10004
        Address for Notices, etc.:
                Goldman, Sachs & Co.
                85 Broad Street
                New York, New York 10004



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